Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three and Nine Months Ended
September 30, 2018

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, EVP - Chief Investment Officer, 423.490.8301, katie.reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS RESULTS FOR THIRD QUARTER 2018 AND DECLARES COMMON AND PREFERRED STOCK DIVIDENDS
Results in-line; Full-Year Guidance Range Maintained

CHATTANOOGA, Tenn. (October 29, 2018) – CBL Properties (NYSE:CBL) announced results for the third quarter ended September 30, 2018. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to common shareholders per diluted share	$(0.07)	$(0.01)	$(0.34)	$0.30
Funds from Operations ("FFO") per diluted share	$0.39	$0.52	$1.26	$1.63
FFO, as adjusted, per diluted share (1)	$0.40	$0.50	$1.28	$1.51
(1) For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 10 of this news release.

KEY TAKEAWAYS:

•
FFO per diluted share, as adjusted, was $0.40 for the third quarter 2018, compared with $0.50 per share for the third quarter 2017. Third quarter 2018 FFO per share was impacted by approximately $0.01 per share of higher G&A expense primarily due to severance expense, $0.01 per share of dilution from asset sales completed in 2017 and year-to-date, $0.05 per share of lower property NOI, $0.01 per share higher interest expense and $0.02 per share lower income tax benefit.

•	Total Portfolio Same-center NOI declined 6.1% for the third quarter 2018 and 6.6% for the nine months ended September 30, 2018.

•
Portfolio occupancy increased 90 basis points to 92.0% as of September 30, 2018, compared with 91.1% as of June 30, 2018, and declined 110 basis points compared with 93.1% as of September 30, 2017. Same-center mall occupancy was 90.8% as of September 30, 2018, a 120 basis point increase compared with 89.6% as of June 30, 2018, and a 90 basis point decline compared with 91.7% as of September 30, 2017.

•	Year-to-date, CBL has completed gross asset sales totaling more than $89 million.

•
Same-center sales per square foot for the stabilized mall portfolio for the twelve-months ended September 30, 2018, increased to $378 per square foot compared with $376 per square foot for the prior-year period.

•	Construction is underway on nine redevelopment projects with three redevelopment projects opened year-to-date.

1

"Operational results for the quarter and year-to-date were delivered in-line with our expectations and previously issued guidance range," commented Stephen Lebovitz, chief executive officer.  "Despite significant additional rent losses from unanticipated store closings, we are on-track to end the year at the mid-to-high point of our adjusted FFO per share guidance range and the mid-to-low point of the same-center NOI range. While our leasing spreads continue to be pressured, the positive sales in our portfolio year-to-date are a healthy leading indicator for an improved leasing backdrop in 2019.
"We are also making strong progress on our redevelopment program.  Of the ten leased Bon Ton stores that closed in August, we have leases executed or out-for-signature for replacement users at six locations and three others in advanced negotiations.  We are utilizing our capital-lite redevelopment strategy for a number of these projects and today have nine anchor replacements across our portfolio that require little to no investment by CBL and several more underway.  This under-appreciated strategy allows us to replace closed anchor locations with exciting uses while preserving capital. At the same time, we are having excellent results in diversifying our offerings, with executed or pending deals for 50 restaurants, 14 entertainment operators, nine hotels, two supermarkets, five fitness operators, four self-storage locations and four multi-family projects.
            "Now that the much-anticipated Sears bankruptcy is behind us, we have the opportunity to accelerate additional redevelopments to further transform our malls into suburban town centers.  We anticipate minimal impact to our financial results for 2018 as a result of the six additional Sears closures announced as part of the filing.  Three were stores that we had purchased in our 2017 sale-leaseback transaction with redevelopment plans already well underway.
"We also are strengthening our balance sheet by extending our maturity schedule. We closed on a 10-year, fixed loan at a rate of 5.103% secured by The Outlet Shoppes at El Paso this quarter.  Our share of nearly $95 million in net proceeds from this financing and the CoolSprings Galleria refinancing completed during the second quarter, coupled with disposition proceeds of nearly $90 million year-to-date funded the majority of the $190 million term loan paydown completed in July.  We have also made significant progress with our bank group towards finalizing the recast of our lines of credit and term loans.  With their strong support we remain on-track to close in or before January 2019 and will be excited to share details at that time."
Net loss attributable to common shareholders for the third quarter 2018 was $12.6 million, or a loss of $0.07 per diluted share, compared with a net loss of $2.3 million, or a loss of $0.01 per diluted share, for the third quarter 2017.
FFO allocable to common shareholders, as adjusted, for the third quarter 2018 was $68.6 million, or $0.40 per diluted share, compared with $84.7 million, or $0.50 per diluted share, for the third quarter 2017. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the third quarter 2018 was $79.2 million compared with $98.7 million for the third quarter 2017.

Percentage change in same-center Net Operating Income ("NOI")(1):

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Portfolio same-center NOI	(6.1)%	(6.6)%
Mall same-center NOI	(6.4)%	(6.8)%

(1)
CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight-line rents, write-offs of landlord inducements and net amortization of acquired above and below market leases.

Major variances impacting same-center NOI for the quarter ended September 30, 2018, include:

•	Same-center NOI declined $10.0 million, due to a $12.3 million decrease in revenues offset by a $2.3 million decline in operating expenses.

•	Minimum rents and tenant reimbursements declined $11.4 million during the quarter, including a $3.0 million decline in real estate tax reimbursements.

•	Percentage rents declined $0.5 million compared with the prior year quarter.

•	Property operating expenses were relatively flat compared with the prior year. Maintenance and repair expenses increased $0.5 million. Real estate tax expenses declined $2.8 million.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of June 30,	As of September 30,
	2018	2018	2017
Portfolio occupancy	91.1%	92.0%	93.1%
Mall portfolio	89.2%	90.5%	91.6%
Same-center malls	89.6%	90.8%	91.7%
Stabilized malls	89.5%	90.8%	91.7%
Non-stabilized malls (2)	71.9%	73.6%	87.9%
Associated centers	97.9%	97.2%	98.2%
Community centers	96.9%	96.8%	98.2%

(1)
Occupancy for malls represents percentage of mall store gross leasable area under 20,000 square feet occupied. Occupancy for associated and community centers represents percentage of gross leasable area occupied.

(2)	Represents occupancy for The Outlet Shoppes at Laredo as of September 30, 2018. Represents occupancy for The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Laredo as of September 30, 2017.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Stabilized Malls	(13.1)%	(11.3)%
New leases (1)	(9.5)%	(3.1)%
Renewal leases	(13.8)%	(12.9)%

(1)	Excluding three leases executed during Q3 2018, average new lease spreads would have been 0.6% and (0.2)% for the three and nine months ended September 30, 2018, respectively.

Same-Center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended September 30,
	2018	2017	% Change
Stabilized mall same-center sales per square foot	$378	$376	0.5%
Stabilized mall sales per square foot	$378	$373	1.3%

DIVIDEND
“A major financial priority for CBL is to preserve liquidity and the flexibility of our balance sheet," commented Lebovitz. "As we discussed on our second quarter earnings call, we have been evaluating an adjustment to our dividend to a level that maximizes available cash flow for investing in our properties and debt reduction.  In order to accomplish this goal, we are reducing the common dividend for 2019 to an annualized rate of $0.30 per share from $0.80 per share. The reduction will preserve an estimated $100 million of cash on an annual basis. This significantly enhanced liquidity will help to fund value-adding redevelopment activity and debt reduction and ultimately enhance long-term shareholder value.  In addition to the funds retained through the dividend reduction, we will continue to enhance financial flexibility through a number of avenues, including efficiencies in operations, reductions to overhead and opportunistic dispositions to generate equity proceeds as well as proactively extending our debt maturity schedule to limit financing risk."

CBL’s Board of Directors has declared a quarterly cash dividend for the Company’s Common Stock of $0.075 per share for the quarter ending December 31, 2018. The dividend is payable on January 16, 2019, to shareholders of record as of December 31, 2018. The dividend represents an annualized rate of $0.30 per share.

The Board also declared a quarterly cash dividend of $0.4609375 per depositary share for the quarter ending December 31, 2018, for the Company’s 7.375% Series D Cumulative Redeemable Preferred Stock. The dividend, which equates to an annual dividend payment of $1.84375 per depositary share, is payable on December 31, 2018, to shareholders of record as of December 14, 2018.

The Board also declared a quarterly cash dividend of $0.4140625 per depositary share for the quarter ending December 31, 2018, for the Company’s 6.625% Series E Cumulative Redeemable Preferred Stock. The dividend, which equates to an annual dividend payment of $1.65625 per depositary share, is payable on December 31, 2018, to shareholders of record as of December 14, 2018.

DISPOSITIONS
Year-to-date, CBL has raised more than $89 million in gross proceeds through asset sales.

Property	Location	Date Closed	Gross Sales Price (M)
Various Outparcels	Various	Various	$24.3
Phase III Gulf Coast Town Center	Ft. Myers, FL	March	$9.0
Janesville Mall	Janesville, WI	July	$18.0
Statesboro Crossing	Statesboro, GA	August	$21.5
Parkway Plaza	Ft. Oglethorpe, GA	October	$16.5
Total			$89.3

FINANCING ACTIVITY
In September, CBL closed on a $75.0 million non-recourse loan secured by The Outlet Shoppes at El Paso in El Paso, TX. The 10-year loan bears interest at a fixed rate of 5.103%.

Proceeds from the loan were used to retire a $6.5 million loan secured by the second phase of the property, which was scheduled to mature in December. CBL’s share of net proceeds of $65.0 million was utilized to reduce outstanding balances on the lines of credit.

In April, CBL, along with its 50% joint venture partner, closed on a $155.0 million ($77.5 million at CBL’s share) non-recourse loan secured by CoolSprings Galleria in Nashville, TN. The 10-year loan bears interest at a fixed rate of 4.839%.

Proceeds from the loan were used to retire the existing $97.7 million loan, which bore interest at a fixed rate of 6.98% and was scheduled to mature in June. CBL’s share of nearly $29.0 million in excess proceeds was utilized to reduce outstanding balances on its lines of credit.

In May, CBL completed the extension of the $56.7 million ($28.4 million at CBL’s share) loan secured by The Pavilion at Port Orange in Port Orange, FL, and the $58.2 million ($29.1 million at CBL’s share) loan secured by Hammock Landing in West Melbourne, FL. The loans were extended for an initial term of three years, with two one-year extensions available at the Company’s option, for a final maturity in February 2023. The new loans bear interest at 225 basis points over LIBOR, an increase of 25 bps over the prior rate.

In July, CBL repaid $190.0 million of its $490.0 million unsecured term loan using availability on its lines of credit, reducing the outstanding balance to $300 million.     This loan matures in July 2021.

In October, CBL exercised its option to extend the maturity date of its $350.0 million unsecured term loan to October 2019. It also extended the $27.4 million loan secured by Hickory Point Mall to December 2019.

DEVELOPMENT
Major redevelopments completed and underway in 2018 include (complete project list can be found in the financial supplement):

Property	Prior Tenant	New Tenant(s)
Brookfield Square	Sears	Marcus Theaters, Whirlyball
Eastland Mall	JCPenney	H&M, Outback, Planet Fitness
Frontier Mall	Sports Authority	Planet Fitness
Jefferson Mall	Macy's	Round 1
York Galleria	JCPenney	Marshalls
Hanes Mall	Shops	Dave & Busters
Parkdale Mall	Macy's	Dick's, Five Below, HomeGoods

Additional Replacement Activity Completed or Underway with Minimal or No Investment by CBL:

Property	Prior Tenant	New Tenant(s)
Layton Hills Mall	Macy's	Dillard's (Opened Q4 '17)
Stroud Mall	BonTon	Shoprite ('19 Opening)
Westmoreland Mall	BonTon	Casino ('19 Construction)
Kentucky Oaks	Sears (Seritage)	Burlington (Opened fall '18)
West Towne Mall	Sears (Seritage)	Dave & Buster's/Total Wine (Opened summer '18)
Northwood Mall	Sears (Seritage)	Burlington (Opened spring '18)
Honey Creek Mall	Carson's	Vendor Village (Est. Open Q4 '18)
Hanes Mall	Sears	Novant Health (Opening TBD)
CherryVale Mall	Bergner's	ChoiceHome (Est. Open Q4 '18)

OUTLOOK AND GUIDANCE
Based on year-to-date results and expectations for the fourth quarter 2018, CBL anticipates achieving 2018 FFO, as adjusted, at the mid-to-high end of its guidance range of $1.70 - $1.80 per diluted share. Guidance incorporates a reserve in the range of $10.0 - $20.0 million (the "Reserve") for potential future unbudgeted loss in rent from tenant bankruptcies, store closures or lease modifications that may occur in 2018. Based on bankruptcy and leasing activity year-to-date, including the impact of any co-tenancy, CBL currently expects to utilize approximately $16 - $18 million of the Reserve. Key assumptions underlying guidance are as follows:

	Low	High
2018 FFO, as adjusted, per share (Includes the Reserve)	$1.70	$1.80
2018 Change in Same-Center NOI ("SC NOI") (Includes the Reserve)	(6.75)%	(5.25)%
Reserve for unbudgeted lost rents included in SC NOI and FFO	$20.0 million	$10.0 million
Gains on outparcel sales	$12.0 million	$14.0 million

Reconciliation of GAAP net income (loss) to 2018 FFO, as adjusted, per share guidance:

	Low	High
Expected diluted earnings per common share	$(0.32)	$(0.23)
Adjust to fully converted shares from common shares	0.04	0.04
Expected earnings per diluted, fully converted common share	(0.28)	(0.19)
Add: depreciation and amortization	1.61	1.61
Less: gain on depreciable property	(0.03)	(0.03)
Add: loss on impairment	0.42	0.42
Add: noncontrolling interest in loss of Operating Partnership	(0.04)	(0.03)
Expected FFO, as adjusted, per diluted, fully converted common share	$1.68	$1.78
Adjustment for certain significant items	0.02	0.02
Expected adjusted FFO per diluted, fully converted common share	$1.70	$1.80

INVESTOR CONFERENCE CALL AND WEBCAST
CBL Properties will host a conference call on Tuesday, October 30, 2018, at 11:00 a.m. ET. To access this interactive teleconference, dial (888) 317‑6003 or (412) 317-6061 and enter the confirmation number, 4666560.  A replay of the conference call will be available through November 6, 2018, by dialing (877) 344-7529 or (412) 317‑0088 and entering the confirmation number, 10123148.
The Company will also provide an online webcast and rebroadcast of its third quarter 2018 earnings release conference call.  The live broadcast of the quarterly conference call will be available online at cblproperties.com on Tuesday, October 30, 2018, beginning at 11:00 a.m. ET.  The online replay will follow shortly after the call.
To receive the CBL Properties third quarter earnings release and supplemental information, please visit the Invest section of our website at cblproperties.com or contact Investor Relations at (423) 490-8312.
ABOUT CBL PROPERTIES
Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s portfolio is comprised of 114 properties totaling 71.9 million square feet across 26 states, including 73 high-quality enclosed, outlet and open-air retail centers and 12 properties managed for third parties. CBL continuously strengthens its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.
The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income (loss) attributable to the Company's common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The Company then applies a percentage to FFO of the Operating Partnership common unitholders to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted-average number of common shares outstanding for the period and dividing it by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units held by noncontrolling interests during the period.
FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 10 of this news release for a description of these adjustments.
Same-center Net Operating Income
NOI is a supplemental non-GAAP measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company's common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.
Since NOI includes only those revenues and expenses related to the operations of the Company's shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's condensed consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three and Nine Months Ended September 30, 2018
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES:
Minimum rents	$142,248	$150,836	$441,097	$468,195
Percentage rents	2,429	3,000	6,610	7,127
Other rents	2,347	3,790	6,898	11,171
Tenant reimbursements	55,374	63,055	172,601	192,577
Management, development and leasing fees	2,658	2,718	8,022	8,747
Other	1,822	1,251	6,448	4,079
Total revenues	206,878	224,650	641,676	691,896
OPERATING EXPENSES:
Property operating	30,004	31,295	92,357	96,250
Depreciation and amortization	71,945	71,732	217,261	225,461
Real estate taxes	19,433	21,573	61,737	62,343
Maintenance and repairs	11,475	11,254	36,713	36,322
General and administrative	16,051	13,568	47,845	45,402
Loss on impairment	14,600	24,935	84,644	71,401
Other	38	132	377	5,151
Total operating expenses	163,546	174,489	540,934	542,330
Income from operations	43,332	50,161	100,742	149,566
Interest and other income (loss)	283	(200)	714	1,235
Interest expense	(55,194)	(53,913)	(163,164)	(165,179)
Gain on extinguishment of debt	—	6,452	—	30,927
Gain (loss) on investments	—	(354)	387	(6,197)
Income tax benefit (provision)	(1,034)	1,064	1,846	4,784
Equity in earnings of unconsolidated affiliates	1,762	4,706	9,869	16,404
Income (loss) from continuing operations before gain on sales of real estate assets	(10,851)	7,916	(49,606)	31,540
Gain on sales of real estate assets	7,880	1,383	15,998	86,904
Net income (loss)	(2,971)	9,299	(33,608)	118,444
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	1,628	81	8,978	(8,702)
Other consolidated subsidiaries	(24)	(415)	369	(25,266)
Net income (loss) attributable to the Company	(1,367)	8,965	(24,261)	84,476
Preferred dividends	(11,223)	(11,223)	(33,669)	(33,669)
Net income (loss) attributable to common shareholders	$(12,590)	$(2,258)	$(57,930)	$50,807

Basic and diluted per share data attributable to common shareholders:
Net income (loss) attributable to common shareholders	$(0.07)	$(0.01)	$(0.34)	$0.30
Weighted-average common and potential dilutive common shares outstanding	172,665	171,096	172,426	171,060

Dividends declared per common share	$0.200	$0.265	$0.600	$0.795

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2018

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss) attributable to common shareholders	$(12,590)	$(2,258)	$(57,930)	$50,807
Noncontrolling interest in income (loss) of Operating Partnership	(1,628)	(81)	(8,978)	8,702
Depreciation and amortization expense of:
Consolidated properties	71,945	71,732	217,261	225,461
Unconsolidated affiliates	10,438	9,633	31,177	28,533
Non-real estate assets	(910)	(934)	(2,748)	(2,590)
Noncontrolling interests' share of depreciation and amortization	(2,136)	(2,170)	(6,424)	(6,791)
Loss on impairment, net of taxes	14,600	24,935	84,644	70,185
Loss on impairment of unconsolidated affiliates	1,022	—	1,022	—
Gain on depreciable property, net of taxes and noncontrolling interests' share	(3,307)	1,995	(5,543)	(48,761)
FFO allocable to Operating Partnership common unitholders	77,434	102,852	252,481	325,546
Litigation expenses (1)	—	17	—	69
Nonrecurring professional fees reimbursement (1)	—	—	—	(919)
(Gain) loss on investments, net of taxes (2)	—	354	(287)	6,197
Non-cash default interest expense (3)	1,784	1,904	3,616	4,398
Gain on extinguishment of debt, net of noncontrolling interests' share (4)	—	(6,452)	—	(33,902)
FFO allocable to Operating Partnership common unitholders, as adjusted	$79,218	$98,675	$255,810	$301,389

FFO per diluted share	$0.39	$0.52	$1.26	$1.63

FFO, as adjusted, per diluted share	$0.40	$0.50	$1.28	$1.51

Weighted-average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,432	199,321	199,630	199,325

(1) Litigation expense is included in general and administrative expense in the consolidated statements of operations. Nonrecurring professional fees reimbursement is included in interest and other income in the consolidated statements of operations.

(2) The nine months ended September 30, 2018 includes a gain on investment related to the land contributed by the Company to the Self Storage at Mid Rivers 50/50 joint venture. The three months and nine months ended September 30, 2017 represents a loss on investment related to the write down of the Company's 25% interest in River Ridge Mall based on the contract price to sell such interest to its joint venture partner. The sale closed in August 2017.

(3) The three months and nine months ended September 30, 2018 includes default interest expense related to Acadiana Mall and Cary Town Center. The three months and nine months ended September 30, 2017 includes default interest expense related to Acadiana Mall and Wausau Center. The nine months ended September 30, 2017 also includes default interest expense related to Chesterfield Mall and Midland Mall.

(4) The three months ended September 30, 2017 primarily represents a $6,851 gain on extinguishment of debt related to the non-recourse loan secured by Wausau Center, which was conveyed to the lender in the third quarter of 2017, which was partially offset by a loss on extinguishment of debt related to a prepayment fee of $371 related to the early retirement of a mortgage loan. Additionally, the nine months ended September 30, 2017 also includes a gain on extinguishment of debt related to the non-recourse loan secured by Chesterfield Mall, which was conveyed to the lender in the second quarter of 2017, a loss on extinguishment of debt related to a prepayment fee on the early retirement of the loans secured by The Outlet Shoppes at Oklahoma City, which was sold in the second quarter of 2017, and a gain on extinguishment of debt related to the non-recourse loan secured by Midland Mall, which was conveyed to the lender in the first quarter of 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2018

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Diluted EPS attributable to common shareholders	$(0.07)	$(0.01)	$(0.34)	$0.30
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.40	0.40	1.20	1.23
Loss on impairment, net of taxes	0.08	0.13	0.43	0.35
Gain on depreciable property, net of taxes and noncontrolling interests' share	(0.02)	—	(0.03)	(0.25)
FFO per diluted share	$0.39	$0.52	$1.26	$1.63

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
FFO allocable to Operating Partnership common unitholders	$77,434	$102,852	$252,481	$325,546
Percentage allocable to common shareholders (1)	86.58%	85.84%	86.37%	85.82%
FFO allocable to common shareholders	$67,042	$88,288	$218,068	$279,384

FFO allocable to Operating Partnership common unitholders, as adjusted	$79,218	$98,675	$255,810	$301,389
Percentage allocable to common shareholders (1)	86.58%	85.84%	86.37%	85.82%
FFO allocable to common shareholders, as adjusted	$68,587	$84,703	$220,943	$258,652

(1) Represents the weighted-average number of common shares outstanding for the period divided by the sum of the weighted-average number of common shares and the weighted-average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 16.

SUPPLEMENTAL FFO INFORMATION:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Lease termination fees	$783	$879	$9,788	$1,990
Lease termination fees per share	$—	$—	$0.05	$0.01

Straight-line rental income	$388	$(409)	$(3,923)	$223
Straight-line rental income per share	$—	$—	$(0.02)	$—

Gains on outparcel sales	$4,548	$3,605	$11,033	$11,696
Gains on outparcel sales per share	$0.02	$0.02	$0.06	$0.06

Net amortization of acquired above- and below-market leases	$(1,210)	$1,046	$982	$3,462
Net amortization of acquired above- and below-market leases per share	$(0.01)	$0.01	$—	$0.02

Net amortization of debt premiums and discounts	$314	$(369)	$727	$(772)
Net amortization of debt premiums and discounts per share	$—	$—	$—	$—

Income tax benefit (provision)	$(1,034)	$1,064	$1,846	$4,784
Income tax benefit (provision) per share	$(0.01)	$0.01	$0.01	$0.02

Gain on extinguishment of debt, net of noncontrolling interests' share	$—	$6,452	$—	$33,902
Gain on extinguishment of debt, net of noncontrolling interests' share per share	$—	$0.03	$—	$0.17

Gain (loss) on investments, net of taxes	$—	$(354)	$287	$(6,197)
Gain (loss) on investments, net of taxes per share	$—	$—	$—	$(0.03)

Non-cash default interest expense	$(1,784)	$(1,904)	$(3,616)	$(4,398)
Non-cash default interest expense per share	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Abandoned projects expense	$(38)	$(132)	$(377)	$(5,151)
Abandoned projects expense per share	$—	$—	$—	$(0.03)

Interest capitalized	$1,198	$452	$2,736	$1,676
Interest capitalized per share	$0.01	$—	$0.01	$0.01

Litigation expenses	$—	$(17)	$—	$(69)
Litigation expenses per share	$—	$—	$—	$—

Nonrecurring professional fees reimbursement	$—	$—	$—	$919
Nonrecurring professional fees reimbursement per share	$—	$—	$—	$—

	As of September 30,
	2018	2017
Straight-line rent receivable	$57,284	$62,681

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2018

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$(2,971)	$9,299	$(33,608)	$118,444

Adjustments:
Depreciation and amortization	71,945	71,732	217,261	225,461
Depreciation and amortization from unconsolidated affiliates	10,438	9,633	31,177	28,533
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,136)	(2,170)	(6,424)	(6,791)
Interest expense	55,194	53,913	163,164	165,179
Interest expense from unconsolidated affiliates	6,551	6,244	18,849	18,815
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,875)	(1,584)	(5,912)	(5,160)
Abandoned projects expense	38	132	377	5,151
Gain on sales of real estate assets	(7,880)	(1,383)	(15,998)	(86,904)
(Gain) loss on sales of real estate assets of unconsolidated affiliates	28	(227)	(564)	(189)
Noncontrolling interests' share of gain on sales of real estate assets in other consolidated affiliates	—	—	—	26,639
(Gain) loss on investment	—	354	(387)	6,197
Gain on extinguishment of debt	—	(6,452)	—	(30,927)
Noncontrolling interests' share of loss on extinguishment of debt in other consolidated subsidiaries	—	—	—	(2,975)
Loss on impairment	14,600	24,935	84,644	71,401
Income tax (benefit) provision	1,034	(1,064)	(1,846)	(4,784)
Lease termination fees	(783)	(879)	(9,788)	(1,990)
Straight-line rent and above- and below-market lease amortization	822	(637)	2,941	(3,685)
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(24)	(415)	369	(25,266)
General and administrative expenses	16,051	13,568	47,845	45,402
Management fees and non-property level revenues	(2,293)	(2,762)	(9,642)	(10,312)
Operating Partnership's share of property NOI	158,739	172,237	482,458	532,239
Non-comparable NOI	(5,623)	(9,145)	(20,112)	(37,291)
Total same-center NOI (1)	$153,116	$163,092	$462,346	$494,948
Total same-center NOI percentage change	(6.1)%		(6.6)%

Same-center Net Operating Income
(Continued)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Malls	$137,973	$147,449	$416,452	$446,926
Associated centers	8,016	7,899	23,788	24,390
Community centers	5,784	5,994	17,387	18,148
Offices and other	1,343	1,750	4,719	5,484
Total same-center NOI (1)	$153,116	$163,092	$462,346	$494,948

Percentage Change:
Malls	(6.4)%		(6.8)%
Associated centers	1.5%		(2.5)%
Community centers	(3.5)%		(4.2)%
Offices and other	(23.3)%		(13.9)%
Total same-center NOI (1)	(6.1)%		(6.6)%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2018, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2018. New properties are excluded from same-center NOI, until they meet this criteria. Properties excluded from the same-center pool that would otherwise meet this criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender, or minority interest properties in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2018 and 2017

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of September 30, 2018
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,160,776	$970,508	$4,131,284	$(15,476)	$4,115,808
Noncontrolling interests' share of consolidated debt	(94,787)	—	(94,787)	611	(94,176)
Company's share of unconsolidated affiliates' debt	553,339	96,598	649,937	(2,826)	647,111
Company's share of consolidated and unconsolidated debt	$3,619,328	$1,067,106	$4,686,434	$(17,691)	$4,668,743
Weighted-average interest rate	5.16%	4.01%	4.90%

	As of September 30, 2017
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,170,000	$1,065,450	$4,235,450	$(19,272)	$4,216,178
Noncontrolling interests' share of consolidated debt	(77,494)	(5,434)	(82,928)	719	(82,209)
Company's share of unconsolidated affiliates' debt	535,134	58,692	593,826	(2,357)	591,469
Company's share of consolidated and unconsolidated debt	$3,627,640	$1,118,708	$4,746,348	$(20,910)	$4,725,438
Weighted-average interest rate	5.19%	2.79%	4.63%

Debt-To-Total-Market Capitalization Ratio as of September 30, 2018
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,430	$3.99	$795,726
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			1,421,976
Company's share of total debt, excluding unamortized deferred financing costs			4,686,434
Total market capitalization			$6,108,410
Debt-to-total-market capitalization ratio			76.7%

(1)
Stock price for common stock and Operating Partnership units equals the closing price of the common stock on September 28, 2018. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2018 and 2017

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	Basic	Diluted	Basic	Diluted
2018:
Weighted-average shares - EPS	172,665	172,665	172,426	172,426
Weighted-average Operating Partnership units	26,767	26,767	27,204	27,204
Weighted-average shares - FFO	199,432	199,432	199,630	199,630

2017:
Weighted-average shares - EPS	171,096	171,096	171,060	171,060
Weighted-average Operating Partnership units	28,225	28,225	28,265	28,265
Weighted-average shares - FFO	199,321	199,321	199,325	199,325

Dividend Payout Ratio

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Weighted-average cash dividend per share	$0.20888	$0.27281	$0.62661	$0.81843
FFO, as adjusted, per diluted fully converted share	$0.40	$0.50	$1.28	$1.51
Dividend payout ratio	52.2%	54.6%	49.0%	54.2%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2018
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	September 30, 2018	December 31, 2017
ASSETS
Real estate assets:
Land	$818,436	$813,390
Buildings and improvements	6,543,965	6,723,194
	7,362,401	7,536,584
Accumulated depreciation	(2,514,904)	(2,465,095)
	4,847,497	5,071,489
Held for sale	14,807	—
Developments in progress	71,319	85,346
Net investment in real estate assets	4,933,623	5,156,835
Cash and cash equivalents	20,695	32,627
Receivables:
Tenant, net of allowance for doubtful accounts of $2,214 and $2,011 in 2018 and 2017, respectively	77,095	83,552
Other, net of allowance for doubtful accounts of $838 in 2017	7,109	7,570
Mortgage and other notes receivable	8,171	8,945
Investments in unconsolidated affiliates	275,884	249,192
Intangible lease assets and other assets	170,184	166,087
	$5,492,761	$5,704,808

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness, net	$4,115,808	$4,230,845
Accounts payable and accrued liabilities	249,232	228,650
Total liabilities	4,365,040	4,459,495
Commitments and contingencies
Redeemable noncontrolling interests	6,228	8,835
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 172,663,873 and 171,088,778 issued and outstanding in 2018 and 2017, respectively	1,727	1,711
Additional paid-in capital	1,967,882	1,974,537
Dividends in excess of cumulative earnings	(927,416)	(836,269)
Total shareholders' equity	1,042,218	1,140,004
Noncontrolling interests	79,275	96,474
Total equity	1,121,493	1,236,478
	$5,492,761	$5,704,808

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2018
Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	September 30, 2018	December 31, 2017
ASSETS:
Investment in real estate assets	$2,025,289	$2,089,262
Accumulated depreciation	(658,163)	(618,922)
	1,367,126	1,470,340
Developments in progress	68,768	36,765
Net investment in real estate assets	1,435,894	1,507,105
Other assets	186,912	201,114
Total assets	$1,622,806	$1,708,219

LIABILITIES:
Mortgage and other indebtedness, net	$1,322,144	$1,248,817
Other liabilities	42,986	41,291
Total liabilities	1,365,130	1,290,108

OWNERS' EQUITY:
The Company	183,392	216,292
Other investors	74,284	201,819
Total owners' equity	257,676	418,111
Total liabilities and owners’ equity	$1,622,806	$1,708,219

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Total revenues	$54,579	$57,395	$166,843	$175,250
Depreciation and amortization	(19,606)	(20,151)	(58,918)	(60,276)
Operating expenses	(17,215)	(17,431)	(54,026)	(52,818)
Income from operations	17,758	19,813	53,899	62,156
Interest and other income	355	356	1,059	1,186
Interest expense	(13,368)	(12,907)	(38,845)	(38,891)
Loss on impairment	(89,826)	—	(89,826)	—
Gain (loss) on sales of real estate assets	(55)	606	1,128	529
Net income (loss)	$(85,136)	$7,868	$(72,585)	$24,980

	Company's Share for the Three Months Ended September 30,		Company's Share for the Nine Months Ended September 30,
	2018	2017	2018	2017
Total revenues	$28,057	$28,448	$86,198	$87,916
Depreciation and amortization	(10,438)	(9,633)	(31,177)	(28,533)
Operating expenses	(8,503)	(8,338)	(26,575)	(25,150)
Income from operations	9,116	10,477	28,446	34,233
Interest and other income	247	246	730	797
Interest expense	(6,551)	(6,244)	(18,849)	(18,815)
Loss on impairment	(1,022)	—	(1,022)	—
Gain (loss) on sales of real estate assets	(28)	227	564	189
Net income	$1,762	$4,706	$9,869	$16,404

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2018

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, losses (gains) on the dispositions of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates.  The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, and the Company's share of abandoned projects expense and gain or loss on extinguishment of debt.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.  Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties.  EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies.  This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP.  Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$(2,971)	$9,299	$(33,608)	$118,444
Depreciation and amortization	71,945	71,732	217,261	225,461
Depreciation and amortization from unconsolidated affiliates	10,438	9,633	31,177	28,533
Interest expense	55,194	53,913	163,164	165,179
Interest expense from unconsolidated affiliates	6,551	6,244	18,849	18,815
Income taxes	1,193	(117)	(1,262)	(2,292)
Loss on impairment	14,600	24,935	84,644	71,401
Loss on impairment of unconsolidated affiliates	1,022	—	1,022	—
(Gain) loss on depreciable property	(3,307)	2,001	(5,543)	(75,429)
(Gain) loss on investments	—	354	(387)	6,197
EBITDAre (1)	154,665	177,994	475,317	556,309
Gain on extinguishment of debt, net of noncontrolling interests' share	—	(6,452)	—	(33,902)
Abandoned projects	38	132	377	5,151
Net (income) loss attributable to noncontrolling interests in other consolidated subsidiaries	(24)	(415)	369	(25,266)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,136)	(2,170)	(6,424)	(6,791)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,875)	(1,584)	(5,912)	(5,160)
Noncontrolling interests' share of gain on depreciable property	—	—	—	26,639
Company's share of Adjusted EBITDAre	$150,668	$167,505	$463,727	$516,980
(1) Includes $4,597 and $3,611 for the three months ended September 30, 2018 and 2017, respectively, and $11,071 and $11,696 for the nine months ended September 30, 2018 and 2017, respectively, related to sales of non-depreciable real estate assets.

Interest Expense:
Interest expense	$55,194	$53,913	$163,164	$165,179
Interest expense from unconsolidated affiliates	6,551	6,244	18,849	18,815
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,875)	(1,584)	(5,912)	(5,160)
Company's share of interest expense	$59,870	$58,573	$176,101	$178,834

Reconciliation of Adjusted EBITDAre to Cash Flows Provided By Operating Activities (In thousands)

Three Months Ended September 30,	Nine Months Ended September 30,
2018	2017	2018	2017
Ratio of Adjusted EBITDAre to Interest Expense	2.5	x	2.9	x	2.6	x	2.9	x
Company's share of Adjusted EBITDAre	$150,668	$167,505	$463,727	$516,980
Interest expense	(55,194)	(53,913)	(163,164)	(165,179)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,875	1,584	5,912	5,160
Income taxes	(1,193)	117	1,262	2,292
Net amortization of deferred financing costs, debt premiums and discounts	1,858	778	5,451	2,904
Net amortization of intangible lease assets and liabilities	1,634	(352)	198	(1,235)
Depreciation and interest expense from unconsolidated affiliates	(16,989)	(15,877)	(50,026)	(47,348)
Loss on impairment of unconsolidated affiliates	(1,022)	—	(1,022)	—
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,136	2,170	6,424	6,791
Net income (loss) attributable to noncontrolling interests in other consolidated subsidiaries	24	415	(369)	25,266
Gains on outparcel sales	(4,573)	(3,384)	(10,455)	(11,475)
Noncontrolling interests' share of loss on extinguishment of debt	—	—	—	2,975
Noncontrolling interests' share of gain on depreciable property	—	—	—	(26,639)
Equity in earnings of unconsolidated affiliates	(1,762)	(4,706)	(9,869)	(16,404)
Distributions of earnings from unconsolidated affiliates	2,905	6,721	12,574	16,361
Share-based compensation expense	912	1,245	4,310	4,569
Provision for doubtful accounts	487	979	3,273	3,353
Change in deferred tax assets	(713)	(839)	(2,706)	2,911
Changes in operating assets and liabilities	23,479	29,180	18,894	15,668
Cash flows provided by operating activities	$104,532	$131,623	$284,414	$336,950

Supplemental Financial And Operating Information
As of September 30, 2018

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Operating Properties:
Acadiana Mall	Lafayette, LA		Apr-17		5.67%	$122,143	(1)	$122,143	$—
Cary Towne Center	Cary, NC		Jun-18		4.00%	43,716	(2)	43,716	—
The Outlet Shoppes at Laredo	Laredo, TX		May-19	May-21	4.75%	60,000		—	60,000
Honey Creek Mall	Terre Haute, IN		Jul-19		8.00%	24,385		24,385	—
Volusia Mall	Daytona Beach, FL		Jul-19		8.00%	41,948		41,948	—
Greenbrier Mall	Chesapeake, VA		Dec-19	Dec-20	5.41%	68,776		68,776	—
Hickory Point Mall	Forsyth, IL		Dec-19		5.85%	27,446		27,446	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA		Dec-19		4.60%	4,608		—	4,608
The Terrace	Chattanooga, TN		Jun-20		7.25%	12,430		12,430	—
Burnsville Center	Burnsville, MN		Jul-20		6.00%	67,900		67,900	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY		Jul-20		4.60%	9,542		—	9,542
Parkway Place	Huntsville, AL		Jul-20		6.50%	34,774		34,774	—
Valley View Mall	Roanoke, VA		Jul-20		6.50%	53,816		53,816	—
Parkdale Mall & Crossing	Beaumont, TX		Mar-21		5.85%	79,199		79,199	—
EastGate Mall	Cincinnati, OH		Apr-21		5.83%	34,460		34,460	—
Hamilton Crossing & Expansion	Chattanooga, TN		Apr-21		5.99%	8,893		8,893	—
Park Plaza Mall	Little Rock, AR		Apr-21		5.28%	82,000		82,000	—
Fayette Mall	Lexington, KY		May-21		5.42%	153,571		153,571	—
Alamance Crossing - East	Burlington, NC		Jul-21		5.83%	45,689		45,689	—
Asheville Mall	Asheville, NC		Sep-21		5.80%	66,544		66,544	—
Cross Creek Mall	Fayetteville, NC		Jan-22		4.54%	116,538		116,538	—
Northwoods Mall	North Charleston, SC		Apr-22		5.08%	65,540		65,540	—
Arbor Place	Atlanta (Douglasville), GA		May-22		5.10%	109,783		109,783	—
CBL Center	Chattanooga, TN		Jun-22		5.00%	17,969		17,969	—
Jefferson Mall	Louisville, KY		Jun-22		4.75%	63,729		63,729	—
Southpark Mall	Colonial Heights, VA		Jun-22		4.85%	60,091		60,091	—
WestGate Mall	Spartanburg, SC		Jul-22		4.99%	34,185		34,185	—
The Outlet Shoppes at Atlanta	Woodstock, GA		Nov-23		4.90%	73,607		73,607	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY		Dec-24		4.05%	72,127		72,127	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA		Oct-25		4.80%	37,912		37,912	—
Hamilton Place	Chattanooga, TN		Jun-26		4.36%	102,909		102,909	—
The Outlet Shoppes at El Paso	El Paso, TX		Oct-28		5.10%	75,000		75,000	—
Total Loans On Operating Properties						1,871,230		1,797,080	74,150
Weighted-average interest rate						5.31%		5.33%	4.73%

Operating Partnership Debt:
Unsecured credit facilities:
$500,000 capacity			Oct-19	Oct-20	3.65%	—		—	—
$100,000 capacity			Oct-19	Oct-20	3.65%	47,695		—	47,695
$500,000 capacity			Oct-20		3.65%	153,663		—	153,663
	SUBTOTAL					201,358		—	201,358

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Unsecured term loans:
$350,000 term loan			Oct-18	Oct-19	3.85%	350,000		—	350,000
$300,000 term loan			Jul-20	Jul-21	4.10%	300,000		—	300,000
$45,000 term loan			Jun-21	Jun-22	3.75%	45,000		—	45,000
	SUBTOTAL					695,000		—	695,000
Senior unsecured notes:
Senior unsecured 5.25% notes			Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)			Dec-23		5.25%	(2,691)		(2,691)	—
Senior unsecured 4.60% notes			Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)			Oct-24		4.60%	(49)		(49)	—
Senior unsecured 5.95% notes			Dec-26		5.95%	625,000		625,000	—
Senior unsecured 5.95% notes (discount)			Dec-26		5.95%	(8,564)		(8,564)	—
	SUBTOTAL					1,363,696		1,363,696	—

Total Consolidated Debt						$4,131,284	(3)	$3,160,776	$970,508
Weighted-average interest rate						5.04%		5.37%	3.95%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Triangle Town Center	Raleigh, NC		Dec-18	Dec-20	4.00%	$13,900		$13,900	$—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,605	(4)	10,605	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	4.35%	20,868		—	20,868
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	4.35%	8,049		—	8,049
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	4.35%	28,183		—	28,183
York Town Center	York, PA		Feb-22		4.90%	16,059		16,059	—
York Town Center - Pier 1	York, PA		Feb-22		4.86%	636		—	636
EastGate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		4.85%	4,162		—	4,162
West County Center	St. Louis, MO		Dec-22		3.40%	89,882		89,882	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	47,615		47,615	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	30,000		30,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	29,357	(5)	29,357	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	55,562		55,562	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	2,681		2,681	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	135,764		135,764	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	44,800		44,800	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	77,114		77,114	—
	SUBTOTAL					615,237	(3)	553,339	61,898

Plus CBL's Share of Unconsolidated Affiliates' Construction Loans:
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	4.96%	32,679		—	32,679
Mid Rivers Mall - Self-Storage Development	St. Peters, MO		Apr-23		4.85%	2,021		—	2,021
	SUBTOTAL					34,700		—	34,700

CBL's Share of Unconsolidated Affiliates' Debt						649,937		553,339	96,598

Property	Location	Non- controlling Interest %	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
								Fixed	Variable
Less Noncontrolling Interests' Share Of Consolidated Debt:
The Terrace	Chattanooga, TN	8%	Jun-20		7.25%	(994)		(994)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%	Apr-21		5.99%	(711)		(711)	—
CBL Center	Chattanooga, TN	8%	Jun-22		5.00%	(1,438)		(1,438)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%	Nov-23		4.90%	(18,402)		(18,402)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%	Dec-24		4.05%	(25,245)		(25,245)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%	Oct-25		4.80%	(18,956)		(18,956)	—
Hamilton Place	Chattanooga, TN	10%	Jun-26		4.36%	(10,291)		(10,291)	—
The Outlet Shoppes at El Paso	El Paso, TX	25%	Oct-28		5.10%	(18,750)		(18,750)	—
						(94,787)		(94,787)	—

Company's Share Of Consolidated And Unconsolidated Debt						$4,686,434	(3)	$3,619,328	$1,067,106
Weighted-average interest rate						4.90%		5.16%	4.01%

Total Debt of Unconsolidated Affiliates:
Triangle Town Center	Raleigh, NC		Dec-18	Dec-20	4.00%	$139,000		$139,000	$—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA		Aug-20		3.74%	10,605	(4)	10,605	—
Hammock Landing - Phase I	West Melbourne, FL		Feb-21	Feb-23	4.35%	41,737		—	41,737
Hammock Landing - Phase II	West Melbourne, FL		Feb-21	Feb-23	4.35%	16,097		—	16,097
The Pavilion at Port Orange	Port Orange, FL		Feb-21	Feb-23	4.35%	56,366		—	56,366
York Town Center	York, PA		Feb-22		4.90%	32,118		32,118	—
York Town Center - Pier 1	York, PA		Feb-22		4.86%	1,271		—	1,271
EastGate Mall - Self-Storage Development	Cincinnati, OH		Dec-22		4.85%	4,162		—	4,162
West County Center	St. Louis, MO		Dec-22		3.40%	179,765		179,765	—
Friendly Shopping Center	Greensboro, NC		Apr-23		3.48%	95,229		95,229	—
The Shops at Friendly Center	Greensboro, NC		Apr-23		3.34%	60,000		60,000	—
Ambassador Town Center	Lafayette, LA		Jun-23		3.22%	45,165	(5)	45,165	—
Coastal Grand	Myrtle Beach, SC		Aug-24		4.09%	111,123		111,123	—
Coastal Grand Outparcel	Myrtle Beach, SC		Aug-24		4.09%	5,362		5,362	—
Oak Park Mall	Overland Park, KS		Oct-25		3.97%	271,529		271,529	—
Fremaux Town Center - Phase I	Slidell, LA		Jun-26		3.70%	68,923		68,923	—
CoolSprings Galleria	Nashville, TN		May-28		4.84%	154,228		154,228	—
	SUBTOTAL					1,292,680		1,173,047	119,633

Total Construction Loans of Unconsolidated Affiliates
The Shoppes at Eagle Point	Cookeville, TN		Oct-20	Oct-22	4.96%	32,679		—	32,679
Mid Rivers Mall - Self-Storage Development	St. Peters, MO		Apr-23		4.85%	2,021		—	2,021
	SUBTOTAL					34,700		—	34,700

						$1,327,380		$1,173,047	$154,333
Weighted-average interest rate						3.99%		3.92%	4.51%

(1)	The non-recourse loan matured in 2017 and is in default and receivership. The lender has initiated foreclosure proceedings.

(2)	The non-recourse loan is in default as the maturity date was accelerated due to a change in redevelopment plans. The Company and the lender executed a forbearance agreement in August 2018.

(3)	See page 15 for unamortized deferred financing costs.

(4)
The joint venture has an interest rate swap on a notional amount of $10,605, amortizing to $9,360 over the term of the swap, related to Ambassador Town Center Infrastructure Improvements to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

(5)
The joint venture has an interest rate swap on a notional amount of $45,165, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2018

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$122,143	(1)	$—	$—	$122,143	2.61%	5.67%
2018	43,716	(1)	—	—	43,716	0.93%	4.00%
2019	448,387		—	—	448,387	9.57%	4.60%
2020	448,596		24,505	(994)	472,107	10.07%	4.90%
2021	830,356		—	(711)	829,645	17.71%	5.00%
2022	512,835		143,418	(1,438)	654,815	13.97%	4.59%
2023	523,607		166,093	(18,402)	671,298	14.32%	4.84%
2024	372,127		58,243	(25,245)	405,125	8.64%	4.46%
2025	37,912		135,764	(18,956)	154,720	3.30%	4.07%
2026	727,909		44,800	(10,291)	762,418	16.27%	5.62%
2028	75,000		77,114	(18,750)	133,364	2.85%	4.95%
Face Amount of Debt	4,142,588		649,937	(94,787)	4,697,738	100.24%	4.90%
Discounts	(11,304)		—	—	(11,304)	(0.24)%	—%
Total	$4,131,284		$649,937	$(94,787)	$4,686,434	100.00%	4.90%

Based on Original Maturity Dates:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2017	$122,143	(1)	$—	$—	$122,143	2.61%	5.67%
2018	393,716		13,900	—	407,616	8.70%	3.87%
2019	274,858		—	—	274,858	5.86%	5.62%
2020	632,125		43,284	(994)	674,415	14.39%	4.60%
2021	515,356		57,100	(711)	571,745	12.19%	5.33%
2022	467,835		110,739	(1,438)	577,136	12.32%	4.64%
2023	523,607		108,993	(18,402)	614,198	13.11%	4.89%
2024	372,127		58,243	(25,245)	405,125	8.64%	4.46%
2025	37,912		135,764	(18,956)	154,720	3.30%	4.07%
2026	727,909		44,800	(10,291)	762,418	16.27%	5.62%
2028	75,000		77,114	(18,750)	133,364	2.85%	4.95%
Face Amount of Debt	4,142,588		649,937	(94,787)	4,697,738	100.24%	4.90%
Discounts	(11,304)		—	—	(11,304)	(0.24)%	—%
Total	$4,131,284		$649,937	$(94,787)	$4,686,434	100.00%	4.90%

(1)	Represents a non-recourse loan that is in default.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2018

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	< 60%	53%
Unsecured indebtedness to unencumbered asset value	< 60%	49%		(1)
Unencumbered NOI to unsecured interest expense	> 1.75x	2.6	x
EBITDA to fixed charges (debt service)	> 1.5x	2.3	x

(1)
The debt covenant limits the total amount of unsecured indebtedness the Company may have outstanding, which varies over time based on the ratio. Based on the Company’s outstanding unsecured indebtedness as of September 30, 2018, the total amount available to the Company to borrow on its lines of credit was $697,627. Therefore, the Company had additional availability of $491,436 based on the outstanding balances of the lines of credit as of September 30, 2018.

Senior Unsecured Notes Compliance Ratios	Required		Actual
Total debt to total assets	< 60%		52%
Secured debt to total assets	< 40%	(1)	24%
Total unencumbered assets to unsecured debt	> 150%		215%
Consolidated income available for debt service to annual debt service charge	> 1.5x		2.7	x

(1)	Secured debt to total assets must be less than 45% for the 2023 Notes and the 2024 Notes until January 1, 2020.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2018

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Twelve Months Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Nine Months Ended 9/30/18 (3)
	9/30/18	9/30/17	9/30/18	9/30/17
Unencumbered consolidated properties:
Tier 1 Malls	$402	$430	94.2%	95.8%	21.0%
Tier 2 Malls	338	338	90.4%	91.4%	54.5%
Tier 3 Malls	280	286	88.2%	89.5%	12.6%
Total Malls	$339	$345	90.5%	91.7%	88.1%

Total Associated Centers	N/A	N/A	96.8%	97.7%	7.5%

Total Community Centers	N/A	N/A	99.0%	98.9%	3.3%

Total Office Buildings and Other	N/A	N/A	90.0%	94.2%	1.1%

Total Unencumbered Consolidated Portfolio	$339	$345	92.2%	93.3%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics are included for unencumbered consolidated operating properties and do not include sales or occupancy of unencumbered parcels.

(3)
Our consolidated unencumbered properties generated approximately 58.4% of total consolidated NOI of $418,506,986 (which excludes NOI related to dispositions) for the nine months ended September 30, 2018.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2018

Mall Portfolio Statistics

TIER 1 Sales ≥ $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/18 (3)
			9/30/18	9/30/17	9/30/18	9/30/17
Coastal Grand	Myrtle Beach, SC	1,036,848
CoolSprings Galleria	Nashville, TN	1,165,785
Cross Creek Mall	Fayetteville, NC	1,022,560
Fayette Mall	Lexington, KY	1,158,185
Friendly Center and The Shops at Friendly	Greensboro, NC	1,340,403
Hamilton Place	Chattanooga, TN	1,153,284
Jefferson Mall	Louisville, KY	885,782
Mall del Norte	Laredo, TX	1,199,539
Northwoods Mall	North Charleston, SC	748,212
Oak Park Mall	Overland Park, KS	1,599,247
The Outlet Shoppes at Atlanta	Woodstock, GA	404,906
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	428,072
St. Clair Square	Fairview Heights, IL	1,077,004
Sunrise Mall	Brownsville, TX	802,906
West County Center	Des Peres, MO	1,197,362
West Towne Mall	Madison, WI	858,148
Total Tier 1 Malls		16,511,289	$456	$447	94.1%	94.6%	36.2%

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/18 (3)
			9/30/18	9/30/17	9/30/18	9/30/17
Arbor Place	Atlanta (Douglasville), GA	1,161,931
Asheville Mall	Asheville, NC	973,344
Burnsville Center	Burnsville, MN	1,045,836
CherryVale Mall	Rockford, IL	844,383
Dakota Square Mall	Minot, ND	812,734
East Towne Mall	Madison, WI	801,248
EastGate Mall	Cincinnati, OH	847,550
Frontier Mall	Cheyenne, WY	519,271
Governor's Square	Clarksville, TN	685,118
Greenbrier Mall	Chesapeake, VA	897,037
Hanes Mall	Winston-Salem, NC	1,501,259
Harford Mall	Bel Air, MD	505,559
Honey Creek Mall	Terre Haute, IN	676,870
Imperial Valley Mall	El Centro, CA	826,623
Kirkwood Mall	Bismarck, ND	860,914
Laurel Park Place	Livonia, MI	496,877
Layton Hills Mall	Layton, UT	482,156
Mayfaire Town Center	Wilmington, NC	645,989
Meridian Mall	Lansing, MI	943,686
Northgate Mall	Chattanooga, TN	796,254

Mall Portfolio Statistics (continued)

TIER 2 Sales of ≥ $300 to < $375 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/18 (3)
			9/30/18	9/30/17	9/30/18	9/30/17
Northpark Mall	Joplin, MO	877,834
Old Hickory Mall	Jackson, TN	539,005
The Outlet Shoppes at Laredo (4)	Laredo, TX	358,122
Park Plaza	Little Rock, AR	561,551
Parkdale Mall	Beaumont, TX	1,290,481
Parkway Place	Huntsville, AL	647,802
Pearland Town Center	Pearland, TX	686,222
Post Oak Mall	College Station, TX	772,805
Richland Mall	Waco, TX	693,450
South County Center	St. Louis, MO	1,028,473
Southpark Mall	Colonial Heights, VA	672,941
Turtle Creek Mall	Hattiesburg, MS	845,571
Valley View Mall	Roanoke, VA	863,443
Volusia Mall	Daytona Beach, FL	1,046,931
WestGate Mall	Spartanburg, SC	954,743
Westmoreland Mall	Greensburg, PA	978,609
York Galleria	York, PA	748,868
Total Tier 2 Malls		29,891,490	$342	$343	90.0%	91.1%	51.3%

TIER 3 Sales < $300 per square foot
Property	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/18 (3)
			9/30/18	9/30/17	9/30/18	9/30/17
Alamance Crossing	Burlington, NC	904,704
Brookfield Square	Brookfield, WI	997,556
Eastland Mall	Bloomington, IL	726,122
Kentucky Oaks Mall	Paducah, KY	897,977
Mid Rivers Mall	St. Peters, MO	1,034,302
Monroeville Mall	Pittsburgh, PA	983,997
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Southaven Towne Center	Southaven, MS	559,379
Stroud Mall	Stroudsburg, PA	414,565
Total Tier 3 Malls		6,768,539	$270	$278	85.3%	86.7%	9.2%

Total Mall Portfolio		53,171,318	$378	$376	90.8%	91.7%	96.7%

Mall Portfolio Statistics (continued)

Excluded Malls (5)
Property	Category	Location	Total Center SF (1)	Sales Per Square Foot for the Twelve Months Ended (2)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/18 (3)
				9/30/18	9/30/17	9/30/18	9/30/17
Lender Malls:
Acadiana Mall	Lender	Lafayette, LA	991,613
Cary Towne Center	Lender	Cary, NC	896,130
			1,887,743

Other Excluded Malls:
Hickory Point Mall	Repositioning	Forsyth, IL	741,648
Triangle Town Center	Minority Interest	Raleigh, NC	1,253,423
			1,995,071

Total Excluded Malls			3,882,814	N/A	N/A	N/A	N/A	3.3%

(1)	Total Center Square Footage includes square footage of shops, owned and leased adjacent junior anchors and anchor locations and leased freestanding locations immediately adjacent to the center.

(2)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(3)	Based on total mall NOI of $433,379,139 for the malls listed in the table above for the nine months ended September 30, 2018.

(4)	The Outlet Shoppes at Laredo is a non-stabilized mall and is excluded from Sales Per Square Foot.

(5)	Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

•
Lender Malls - Malls for which we are working or intend to work with the lender on the terms of the loan secured by the related property, or after attempting a restructure, we have determined that the property no longer meets our criteria for long-term investment.

•
Repositioning Malls - Malls where we have determined that the current format of the property no longer represents the best use of the property and we are in the process of evaluating alternative strategies for the property, which may include major redevelopment or an alternative retail or non-retail format, or after evaluating alternative strategies for the property, we have determined that the property no longer meets our criteria for long-term investment.

•	Minority Interest Malls - Malls in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2018

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	$492,802	$39.43	$34.21	(13.2)%	$34.51	(12.5)%
Stabilized malls	448,387	40.81	35.16	(13.8)%	35.47	(13.1)%
New leases *	59,188	51.77	44.45	(14.1)%	46.83	(9.5)%
Renewal leases	389,199	39.14	33.75	(13.8)%	33.74	(13.8)%

Year-to-Date:
All Property Types (1)	1,648,184	$41.51	$36.45	(12.2)%	$36.94	(11.0)%
Stabilized malls	1,570,492	42.26	36.98	(12.5)%	37.48	(11.3)%
New leases *	237,018	44.94	41.46	(7.7)%	43.55	(3.1)%
Renewal leases	1,333,474	41.78	36.19	(13.4)%	36.40	(12.9)%

*	Excluding three leases executed during Q3 2018, average new lease spreads would have been 0.6% and (0.2)% for the three and nine months ended September 30, 2018, respectively.

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of September 30,
Quarter:			2018	2017
Operating portfolio:		Same-center stabilized malls	$32.77	$32.64
New leases	154,968	Stabilized malls	32.77	32.83
Renewal leases	590,923	Non-stabilized malls (4)	25.48	26.25
Development portfolio:		Associated centers	13.68	13.85
New leases	87,293	Community centers	16.44	15.65
Total leased	833,184	Office buildings	18.01	19.12

Year-to-Date:
Operating Portfolio:
New leases	763,104
Renewal leases	1,907,874
Development Portfolio:
New leases	190,951
Total leased	2,861,929

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of September 30, 2018, including the impact of any rent concessions. Average base rents for associated centers, community centers and office buildings include all leased space, regardless of size.

(4)	Includes The Outlet Shoppes at Laredo as of September 30, 2018 and The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Laredo as of September 30, 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2018

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Nine Months Ended September 30, 2018 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2018:
New	118	287,933	7.30	$42.43	$44.39	$43.65	$(1.22)	(2.8)%	$0.74	1.7%
Renewal	486	1,499,531	2.83	33.92	34.40	40.23	(6.31)	(15.7)%	(5.83)	(14.5)%
Commencement 2018 Total	604	1,787,464	3.71	35.29	36.01	40.78	(5.49)	(13.5)%	(4.77)	(11.7)%

Commencement 2019:
New	7	25,307	8.29	34.12	35.92	32.06	2.06	6.4%	3.86	12.0%
Renewal	106	399,843	3.38	31.25	31.57	34.34	(3.09)	(9.0)%	(2.77)	(8.1)%
Commencement 2019 Total	113	425,150	3.69	31.42	31.83	34.20	(2.78)	(8.1)%	(2.37)	(6.9)%

Total 2018/2019	717	2,212,614	3.70	$34.55	$35.20	$39.52	$(4.97)	(12.6)%	$(4.32)	(10.9)%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2018

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues (1)
1	L Brands, Inc. (2)	134	804,050	4.18%
2	Signet Jewelers Limited (3)	171	252,147	2.83%
3	Foot Locker, Inc.	113	525,466	2.65%
4	Ascena Retail Group, Inc. (4)	165	844,994	2.16%
5	AE Outfitters Retail Company	64	402,917	1.99%
6	Dick's Sporting Goods, Inc. (5)	26	1,467,844	1.86%
7	Genesco Inc. (6)	162	267,231	1.84%
8	The Gap, Inc.	55	655,708	1.46%
9	Express Fashions	40	331,347	1.39%
10	Luxottica Group, S.P.A. (7)	111	245,530	1.35%
11	H&M	41	859,413	1.30%
12	Finish Line, Inc.	47	245,046	1.21%
13	Forever 21 Retail, Inc.	20	410,070	1.19%
14	The Buckle, Inc.	45	233,639	1.12%
15	JC Penney Company, Inc. (8)	49	5,881,853	1.02%
16	Charlotte Russe Holding, Inc.	44	280,834	1.01%
17	Abercrombie & Fitch, Co.	45	299,937	0.97%
18	Shoe Show, Inc.	42	534,162	0.89%
19	Barnes & Noble Inc.	19	579,660	0.87%
20	Cinemark	9	467,190	0.84%
21	Sears, Roebuck and Co. (9)	36	4,918,225	0.82%
22	Hot Topic, Inc.	94	215,002	0.80%
23	Claire's Stores, Inc.	84	106,510	0.78%
24	The Children's Place Retail Stores, Inc.	47	205,959	0.76%
25	Ulta	27	278,370	0.68%
		1,690	21,313,104	35.97%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc. operates Bath & Body Works, PINK, Victoria's Secret and White Barn Candle.
(3)
Signet Jewelers Limited operates Belden Jewelers, Gordon's Jewelers, Jared Jewelers, JB Robinson, Kay Jewelers, LeRoy's Jewelers, Marks & Morgan, Osterman's Jewelers, Piercing Pagoda, Rogers Jewelers, Shaw's Jewelers, Silver & Gold Connection, Ultra Diamonds and Zales.

(4)	Ascena Retail Group, Inc. operates Ann Taylor, Catherines, Dressbarn, Justice, Lane Bryant, LOFT, Lou & Grey and Maurices.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Field & Stream and Golf Galaxy.
(6)	Genesco Inc. operates Clubhouse, Hat Shack, Hat Zone, Johnston & Murphy, Journey's, Journey's Kidz, Lids, Lids Locker Room, Shi by Journey's and Underground by Journeys.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(8)	JC Penney Co., Inc. owns 29 of these stores.
(9)
In October 2018, Sears Holding Corp. and affiliated entities filed for Chapter 11 bankruptcy protection. The above count includes six stores that are expected to close by year-end as part of closures announced through bankruptcy, including three stores that CBL purchased in January of 2017 in a sale-leaseback transaction for future redevelopment. Also included in the count are four stores that are closed as of September 30, 2018 but continued to pay rent.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three and Nine Months Ended September 30, 2018

Capital Expenditures
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Tenant allowances (1)	$6,978	$9,658	$35,199	$29,774

Renovations (2)	—	5,190	563	9,255

Deferred maintenance: (3)
Parking lot and parking lot lighting	206	4,060	871	8,321
Roof repairs and replacements	270	1,544	3,694	4,607
Other capital expenditures	5,255	5,616	15,035	15,833
Total deferred maintenance expenditures	5,731	11,220	19,600	28,761

Total capital expenditures	$12,709	$26,068	$55,362	$67,790

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2018	2017
Quarter ended:
March 31,	$1,810	$492
June 30,	636	794
September 30,	689	544
December 31,		565
	$3,135	$2,395

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2018

Properties Opened During the Nine Months Ended September 30, 2018
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Opening Date	Initial Unleveraged Yield
Mall Expansion:
Parkdale Mall - Restaurant Addition	Beaumont, TX	100%	4,700	$1,315	$1,409	$266	Feb-18/ Mar-18	10.4%

Other - Outparcel Development:
EastGate Mall - CubeSmart Self-storage (3) (4)	Cincinnati, OH	50%	93,501	4,514	3,234	2,380	Sep-18	9.9%
Laurel Park Place - Panera Bread (3)	Livonia, MI	100%	4,500	1,772	1,592	351	May-18	9.7%
			98,001	6,286	4,826	2,731

Total Properties Opened			102,701	$7,601	$6,235	$2,997

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) Outparcel development adjacent to the mall.
(4) Yield is based on the expected yield of the stabilized project.
Redevelopments Completed During the Nine Months Ended September 30, 2018
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
East Towne Mall - Flix Brewhouse	Madison, WI	100%	40,795	$9,966	$9,742	$3,869	Jul-18	8.4%
Frontier Mall - Sports Authority Redevelopment (Planet Fitness)	Cheyenne, WY	100%	24,750	1,385	901	679	Feb-18	29.8%
York Galleria - Partial JC Penney Redevelopment (Marshalls)	York, PA	100%	21,026	2,870	2,408	1,930	Apr-18	11.0%
Total Redevelopments Completed			86,571	$14,221	$13,051	$6,478

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.

Properties Under Development at September 30, 2018
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Expected Opening Date	Initial Unleveraged Yield
Other Developments:
Mid Rivers Mall - CubeSmart Self-storage (3) (4)	St. Peters, MO	50%	93,540	$4,122	$1,632	$1,632	Dec-18	9.0%
The Shoppes at Eagle Point (5)	Cookeville, TN	50%	233,696	45,541	44,484	24,151	Aug/Nov-18	8.1%
			327,236	49,663	46,116	25,783

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2018 Cost	Expected Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
Brookfield Square - Sears Redevelopment (Whirlyball/ Marcus Theaters) (6)	Brookfield, WI	100%	126,710	26,717	10,372	9,786	Summer-19	10.7%
Eastland Mall - JC Penney Redevelopment (H&M/Outback/Planet Fitness)	Bloomington, IL	100%	52,827	10,999	6,831	6,339	Fall-18	6.3%
East Towne Mall - Portillo's	Madison, WI	100%	9,000	2,956	2,405	1,884	Winter-18	8.0%
Friendly Center - O2 Fitness	Greensboro, NC	50%	27,048	2,285	1,397	1,281	Winter-18	10.3%
Hanes Mall - Dave & Buster's	Winston-Salem, NC	100%	44,922	5,963	1,854	1,657	Spring-19	11.0%
Jefferson Mall - Macy's Redevelopment (Round 1)	Louisville, KY	100%	50,070	9,392	5,270	4,192	Nov-18	6.9%
Northgate Mall - Sears Auto Center Redevelopment (Aubrey's/Panda Express)	Chattanooga, TN	100%	10,000	1,797	427	247	Winter-18	7.6%
Parkdale Mall - Macy's Redevelopment (Dick's Sporting Goods/Five Below/HomeGoods) (6)	Beaumont, TX	100%	86,136	20,899	1,742	1,220	Spring-19	6.4%
Volusia Mall - Sears Auto Center Redevelopment (Bonefish Grill/Metro Diner)	Daytona Beach, FL	100%	23,341	9,635	5,090	3,963	Winter-18	8.0%
			430,054	90,643	35,388	30,569

Total Properties Under Development			757,290	$140,306	$81,504	$56,352

(1) Total Cost is presented net of reimbursements to be received.
(2) Cost to Date does not reflect reimbursements until they are received.
(3) Yield is based on the expected yield of the stabilized project.
(4) Outparcel development adjacent to the mall.
(5) The Company will fund 100% of the required equity contribution so costs in the above table are shown at 100%. A portion of the community center project will be funded through a construction loan with a total borrowing capacity of $36,400.

(6) The return reflected represents a pro forma incremental return as Total Cost excludes the cost related to the acquisition of the Sears (Brookfield) and Macy's (Parkdale) buildings in 2017.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2018

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans

TIER 1 Sales ≥ $375 per square foot
Property	Location	Sears Status as of September 30, 2018 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Coastal Grand	Myrtle Beach, SC	Open (O)	Owned by Sears
CoolSprings Galleria	Nashville, TN		Redeveloped in 2015
Cross Creek Mall	Fayetteville, NC	Expected to Close	Executed leases for new Entertainment/Restaurants. Construction expected to start in 2019.
Fayette Mall	Lexington, KY		Redeveloped in 2016
Friendly Center and The Shops at Friendly	Greensboro, NC	Open (O)	Owned by Sears. Whole Foods sub-leases 1/3 of the box.
Hamilton Place	Chattanooga, TN	Expected to Close/CBL Terminated Lease to start redevelopment	Cheesecake Factory under construction. Executed leases for restaurants, sporting goods and entertainment. Will also include non-retail. Construction expected to start in 2019.
Jefferson Mall	Louisville, KY	Expected to Close	Purchased in Jan 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with tenants.
Mall del Norte	Laredo, TX	Open (O)	Owned by Sears
Northwoods Mall	North Charleston, SC	Redeveloped (O)	Owned by Seritage. Redeveloped with Burlington.
Oak Park Mall	Overland Park, KS
The Outlet Shoppes at Atlanta	Woodstock, GA
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
St. Clair Square	Fairview Heights, IL	Open (O)	Building Owned by Sears
Sunrise Mall	Brownsville, TX	Open (O)	Owned by Sears
West County Center	Des Peres, MO
West Towne Mall	Madison, WI	Redeveloped (O)	Owned by Seritage. Redeveloped with Dave & Busters and Total Wine.	Owned by Third Party

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of September 30, 2018 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Arbor Place	Atlanta (Douglasville), GA	Open (O)	Owned by Sears
Asheville Mall	Asheville, NC	Closed (O)	Owned by Seritage
Burnsville Center	Burnsville, MN	Closed (O)	Owned by Seritage
CherryVale Mall	Rockford, IL	Open	Potential Non-retail	Choice Home Center (Executed). Projected opening November 2018.
Dakota Square Mall	Minot, ND	Closed	Under negotiation/LOIs with tenants.	Lease out for signature with value retailer.
East Towne Mall	Madison, WI	Open (O)	Owned by Sears	Owned by Third Party
EastGate Mall	Cincinnati, OH	Open	Purchased in January 2017 sale-leaseback for future redevelopment. Under negotiation/LOIs with tenants.
Frontier Mall	Cheyenne, WY	Closed (O)	Owned by 3rd Party.
Governor's Square	Clarksville, TN	Expected to Close	50/50 Joint Venture Property. Under negotiation/LOIs with tenants.

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans (continued)

TIER 2 Sales ≥ $300 to < $375 per square foot
Property	Location	Sears Status as of September 30, 2018 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Greenbrier Mall	Chesapeake, VA	Expected to Close (O)	Owned by Seritage
Hanes Mall	Winston-Salem, NC	Open (O)	Owned by 3rd Party. Novant Health, Inc. purchased Sears and Sear TBA for future medical office
Harford Mall	Bel Air, MD	Open	Potential entertainment/restaurants
Honey Creek Mall	Terre Haute, IN	Expected to Close	Under negotiation/LOIs with tenants.	Vendors Village (Executed). Expected to open in Q4 '18.
Imperial Valley Mall	El Centro, CA	Expected to Close (O)	Owned by Seritage
Kirkwood Mall	Bismarck, ND			Under negotiation/LOIs with tenants.
Laurel Park Place	Livonia, MI			Under negotiation/LOIs with tenants.
Layton Hills Mall	Layton, UT
Mayfaire Town Center	Wilmington, NC
Meridian Mall	Lansing, MI			Under negotiation/LOIs with tenants.
Northgate Mall	Chattanooga, TN	Open (O)	Owned by Sears
Northpark Mall	Joplin, MO	Open (O)	Building owned by Sears
Old Hickory Mall	Jackson, TN	Open	Potential box user
The Outlet Shoppes at Laredo (4)	Laredo, TX
Park Plaza	Little Rock, AR
Parkdale Mall	Beaumont, TX	Open (O)	Owned by Sears
Parkway Place	Huntsville, AL
Pearland Town Center	Pearland, TX
Post Oak Mall	College Station, TX	Expected to Close (O)	Owned by Sears
Richland Mall	Waco, TX	Open (O)	Owned by Third Party
South County Center	St. Louis, MO	Closed	Executed lease with entertainment user.
Southpark Mall	Colonial Heights, VA	Closed	Under negotiation/LOIs with tenants.
Turtle Creek Mall	Hattiesburg, MS	Closed (O)	Owned by Sears
Valley View Mall	Roanoke, VA	Open (O)	Owned by Sears
Volusia Mall	Daytona Beach, FL	Open (O)	Owned by Sears
WestGate Mall	Spartanburg, SC	Closed (O)	Owned by Sears
Westmoreland Mall	Greensburg, PA	Open (O)	Owned by Sears	Executed lease with casino. Est. 2019 open.
York Galleria	York, PA	Closed	Lease out for signature with tenant.	Owned by Third Party

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of September 30, 2018 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Alamance Crossing	Burlington, NC
Brookfield Square	Brookfield, WI	Under Construction	Purchased in Jan 2017 sale-leaseback for future redevelopment. Under construction to add Marcus, Whirlyball, restaurants, Conference Center and hotel.	Owned by Third Party
Eastland Mall	Bloomington, IL	Expected to Close	Under negotiation/LOIs with tenants.	Under negotiation/LOIs with tenants.
Kentucky Oaks Mall	Paducah, KY	Under Construction (O)	Owned by Seritage. Burlington is under construction.	50/50 JV asset. Leases out for signature with value retailer and national home furniture store.
Mid Rivers Mall	St. Peters, MO	Open (O)	Owned by Sears
Monroeville Mall	Pittsburgh, PA
The Outlet Shoppes at Gettysburg	Gettysburg, PA

CBL Core Portfolio Exposure to Sears and Closed Bon-Ton Locations and Redevelopment Plans (continued)

TIER 3 Sales < $300 per square foot
Property	Location	Sears Status as of September 30, 2018 (1)	Sears Redevelopment Plans	Bon-Ton Redevelopment Plans
Southaven Towne Center	Southaven, MS
Stroud Mall	Stroudsburg, PA	Open	Potential Non-retail.	Shoprite under construction. Est. 2019 open.

(1)	Sears boxes owned by the department store or a third party are noted with the following symbol next to the status (O).